EXHIBIT 10.22

                      AMENDMENT NO. 1 TO THE DAN RIVER INC.
                          2000 LONG-TERM INCENTIVE PLAN

         Pursuant to Section 20.(a) of the Dan River Inc. 2000 Long-Term Incentive Plan (the "Plan"), Dan River Inc. (the "Company") hereby amends the Plan to delete the definition "Change in Control" in Section 2. of the Plan in its entirety and substitute in lieu thereof the following definition:

         "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect at the time of such "change in control", provided that such a change in control shall be deemed to have occurred at such time as

                  (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Joseph L. Lanier, Jr., is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of the Company;

                  (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

                  (iii) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

                  (iv) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange unless
                  (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own securities representing 66 2/3% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in clause (iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in clause (iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in clause (iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in clause (iv)(A) immediately before the consummation of such transaction.

         A Change in Control shall be deemed to have occurred on the date which includes the "closing" of the transaction which results from a Change in Control or, if there is no transaction which results from a Change in Control, the date of such Change in Control as reported by the Company to the Securities and Exchange Commission.

         This Amendment No. 1 is effective as of the date of the Board of Director's approval thereof, i.e., November 25, 2002.

                                           DAN RIVER INC.


                                            By: /s/ Joseph L. Lanier, Jr.
                                               --------------------------
                                               Joseph L. Lanier, Jr.
                                               Chairman and Chief Executive
                                               Officer

                                        2